UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2010

Republic Airways Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-49697	06-1449146
(Commission File Number)	(IRS Employer Identification No.)

8909 Purdue Road
Suite 300
Indianapolis, IN 46268
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 484-6000

None.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2010, Republic Airways Holdings Inc. (the “Company”) announced the retirement of Robert Hal Cooper, Executive Vice President, Chief Financial Officer, Treasurer and Secretary of the Company.

In connection with Mr. Cooper’s retirement, the Company and Mr. Cooper entered into an Employment Transition and Separation Agreement.  Mr. Cooper’s term of employment will continue until April 1, 2011.  However, the Company or Mr. Cooper may terminate the agreement after January 1, 2011 upon giving appropriate notice.  Following the term, the Company will provide Mr. Cooper with severance benefits including a salary at the rate of $225,000 per year and travel benefits either until December 31, 2013 or until 30 months after Mr. Cooper terminates his employment, if prior to April 1, 2011.  In addition, the Company will reimburse Mr. Cooper $2,500 per month for medical insurance for 33 months following an 18-month COBRA period.  In exchange, Mr. Cooper will execute customary releases of claims he may have against the Company and agree not to directly or indirectly solicit the Company’s employees for a 12-month period, not to disclose the Company’s confidential information and trade secrets, and not to disparage the Company or its affiliates.

The foregoing summary of the Employment Transition and Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Transition and Separation Agreement, which is filed hereto as Exhibit 10.34 and is incorporated herein by reference.

The Board of Directors has engaged Spencer Stuart, an executive search consulting firm, to institute a search for a successor Chief Financial Officer.  The Board of Directors will consider both internal and external candidates.

On November 2, 2010, the Company issued a press release announcing Mr. Cooper’s retirement.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

10.34	Employment Transition and Separation Agreement dated as of November 2, 2010 by and between the Company and Robert Hal Cooper.

99.1	Press Release of Republic Airways Holdings Inc. issued on November 2, 2010.

(All other items on this report are inapplicable.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC AIRWAYS HOLDINGS INC.

By:	/s/ Bryan K. Bedford
Name: Bryan K. Bedford
Title: President and Chief Executive Officer

Dated: November 3, 2010

EXHIBIT INDEX

Exhibit Number	Description

10.34	Employment Transition and Separation Agreement dated as of November 2, 2010 by and between the Company and Robert Hal Cooper.

99.1	Press Release of Republic Airways Holdings Inc. issued on November 2, 2010.